                                                                       EXHIBIT H
                                                              FILE NO. 70-102999

                            CENTERPOINT ENERGY, INC.
                               SEPTEMBER 30, 2005

INVESTING/BORROWING RATE   4.3544%   MONEY POOL #1

                                      PRIOR DAY MP                              TODAY'S MP
      COMPANY NAME         CO. CODE     POSITION       (TO MP)     (FROM MP)     POSITION
      ------------         --------   ------------   ----------   ----------   ------------
CenterPoint Energy, Inc.     0299        5,177,000   25,491,000                  30,668,000
CE Houston Electric, LLC     0003       77,185,000                 1,348,000     75,837,000
CE Products, Inc.            0057       (1,067,000)                              (1,067,000)
CE Resources Corp.           0016       25,002,000                21,014,000      3,988,000
CE Service Company, LLC      0002      (12,069,000)                3,148,000    (15,217,000)
CE Funding Company           0051        4,799,000                                4,799,000
CE Properties, Inc.          0056      (99,027,000)      19,000                 (99,008,000)
CE International, Inc.       0093               --                                       --
TOTAL POOL ACTIVITY                             --   25,510,000   25,510,000             --
TOTAL SOURCES                          112,163,000                              115,292,000
TOTAL USES                            (112,163,000)                            (115,292,000)
                                      ------------                             ------------
NET                                             --                                       --
                                      ============                             ============

                                   PRIOR DAY                           OUTSTANDING
      EXTERNAL INVESTMENTS        INVESTMENT     INVEST     (REDEEM)    INVESTMENT
-------------------------------   ----------   ----------   --------   -----------
CenterPoint Energy, Inc.   0299           --   41,952,000               41,952,000
CE Houston Electric, LLC   0003           --                                    --
CE Resources Corp.         0016   54,948,000   18,949,000               73,897,000
CE Properties, Inc.        0056           --                                    --
                                  ----------   ----------      ---     -----------
TOTAL INVESTMENTS                 54,948,000   60,901,000       --     115,849,000
                                  ==========   ==========      ===     ===========

                                   PRIOR DAY     INCREASE      TODAY'S
        COMMERCIAL PAPER          OUTSTANDING     (REPAY)    OUTSTANDING   WTD RATE
-------------------------------   -----------   ----------   -----------   --------
CenterPoint Energy, Inc.   0299   167,254,000   20,000,000   187,254,000    4.2823%

                           PRIOR DAY      INCREASE      TODAY'S
    BANK LOANS - CNP      OUTSTANDING     (REPAY)     OUTSTANDING   WTD RATE
-----------------------   -----------   -----------   -----------   --------
Revolver   Mat                     --            --        --
Revolver   Mat 10/26/05    50,000,000   (50,000,000)       --       0.000000%
Revolver   ABR                     --            --        --       0.000000%
                           ----------   -----------       ---       --------
   CNP TOTAL               50,000,000   (50,000,000)       --       0.000000%
                           ==========   ===========       ===       ========

                     PRIOR DAY    INCREASE     TODAY'S
BANK LOANS - CEHE   OUTSTANDING    (REPAY)   OUTSTANDING   WTD RATE
-----------------   -----------   --------   -----------   --------
Revolver   ABR           --                       --
                        ---         ---          ---       --------
   CEHE TOTAL            --          --           --       0.000000%
                        ===         ===          ===       ========

                     PRIOR DAY    INCREASE     TODAY'S
BANK LOANS - CERC   OUTSTANDING    (REPAY)   OUTSTANDING   WTD RATE
-----------------   -----------   --------   -----------   --------
Revolver   ABR         --                         --       0.000000%
                      ---           ---          ---       --------
   CERC TOTAL          --            --           --       0.000000%
                      ===           ===          ===       ========

REMAINING CAPACITY UNDER FACILITIES   FACILITY SIZE   LOANS OUTSTANDING      LOCS        REMAINING
-----------------------------------   -------------   -----------------   ----------   -------------
CNP Revolver                          1,000,000,000               --      26,959,000
CNP Commercial Paper                                     187,254,000                     785,787,000
CEHE Revolver                           200,000,000               --              --     200,000,000
CERC Revolver                           400,000,000               --              --     400,000,000
                                      -------------      -----------      ----------   -------------
   FACILITY TOTALS                    1,600,000,000      187,254,000      26,959,000   1,385,787,000
                                      =============      ===========      ==========   =============

             LIQUIDITY                PRIOR DAY AMOUNT               TODAY'S AMOUNT
             ---------                ----------------               --------------
External Investments                       54,948,000                   115,849,000
Remaining Capacity under Facilities     1,355,787,000                 1,385,787,000
                                        -------------    ---   ---    -------------
   TOTAL LIQUIDITY                      1,410,735,000     --    --    1,501,636,000
                                        =============    ===   ===    =============